Calculation of Filing Fee Tables
F-3
ProQR Therapeutics N.V.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, nominal value EUR0.04 per share	457(a)	3,030,303	$ 1.85	$ 5,606,060.55	0.0001381	$ 774.20
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 5,606,060.55		$ 774.20
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 774.20
Offering Note
[1]	This Registration Statement on Form F-3 (this "Registration Statement") also covers an indeterminate number of additional ordinary shares, nominal value EUR0.04 per share ("ordinary shares"), of ProQR Therapeutics N.V. (the "Registrant"), that may be offered or issued to prevent dilution resulting from share splits, share dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). Represents the maximum number of ordinary shares that may be offered and sold, from time to time, by the selling shareholder named in the prospectus that forms a part of this Registration Statement (the "selling shareholder"), which ordinary shares were issued to the selling shareholder in a private placement. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, and based upon the average of the high and low prices of ordinary shares, as reported on The Nasdaq Stock Market LLC, on June 30, 2026, a date within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date